Exhibit 10.25
AMENDMENT TO
ASSET SALE AGREEMENT

December 8, 2006

Reference is made to that certain Asset Sale Agreement (the "Agreement"), dated as of October 12, 2005, by and between Access Pharmaceuticals, Inc., a Delaware corporation ("Access"), and ULURU Delaware Inc., a Delaware corporation ("ULURU"). Capitalized terms used herein without definition have the meanings given to them in the Agreement.

WHEREAS, pursuant to Section 14.6 of the Agreement, the Agreement may not be amended or modified in any respect except by written instrument executed by each of the Parties; and

WHEREAS, the Parties desire to amend the Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1. Amendments to Agreement.

(a) Section 1.1(kk) of the Agreement is hereby deleted in its entirety and replaced with the following:

""Products" means, collectively the Aphthasol Product, the Mucoadhesive Product and the ResiDerm Product and any product developed or sold under the License Agreement or any product developed or sold under the Patents or Patent applications that were transferred to ULURU pursuant to the Amendment to this Agreement, dated as of December 8, 2006, or any improvements or corollaries to the foregoing."

(b) Sections 3.1(b) and (c) of the Agreement are hereby deleted in their entirety and replaced with the following:

"(b) Four Million Nine Hundred Thousand Dollars ($4,900,000) delivered to Access by ULURU on December 8, 2006 and Three Hundred Fifty Thousand Dollars ($350,000) delivered to Access by Uluru on April 8, 2007.

(c) [Intentionally Omitted]."

(c) Sections 3.2(a) (i), (ii), (iii), (iv), (v) and (vi) are hereby each deleted in their entirety.

(d) Section 3.2(a)(vii) of the Agreement is amended as follows:

The last milestone of such Section is hereby changed from "$750,000" to "$875,000. "

(e) Section 4.2(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

"(b) [Intentionally Omitted]. "

(f) Section 4.2(d) of the Agreement is hereby deleted in its entirety.

2. Transfer of Patent Rights and Know-how.

(a) Access hereby agrees to sell, assign, transfer, convey and deliver to Uluru and Uluru agrees to purchase from Access, all rights, title and interest of Access and its Affiliates (other than those arising out of the License Agreement attached to this Amendment as Exhibit A) in and to the patent applications set forth on Exhibit B to this Amendment (the “Nanoparticle Patents”) and all know-how and trade secrets of Access relating to its nanoparticle aggregate technology (other than know-how and trade secrets as they relate solely to intraperotinial, intratumoral, subcutaneous or intramuscular drug delivery implants), free and clear of all Encumbrances (as defined in the Agreement).

(b) Access shall take all necessary action in order to effect the conveyance of the Nanoparticle Patents to Uluru.

(c) Access agrees that it shall be responsible for and shall pay for all costs for the Nanoparticle Patents which are either (i) currently due or (ii) or amounts the payment of which has been extended as a result of grace periods (i.e., annuities).

3. Zambon Payment. Access agrees to send payment to Zambon of $135,000 within two business days of the date that the Uluru payment set forth in 1(b) above is credited to Access’ account.

4. Mutual Releases. Each of Access and Uluru shall execute the Mutual Release Agreement attached to this Amendment as Exhibit C.

5. Condition to Effectiveness. This Amendment shall not become effective until executed and delivered by each of the Parties.

6. Ratification, Etc. Except as expressly amended hereby, all terms and conditions of the Agreement are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Agreement and this Amendment shall be read and construed as a single agreement. All references to the Agreement shall hereafter refer to the Agreement, as amended hereby.

7. No Waiver. Except as set forth herein, nothing contained herein shall constitute a waiver of, impair or otherwise affect, any obligation of any Party or any rights of any Party consequent thereon.

8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

9. Governing Law. This amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to principles of conflict of laws.

10. Press Release. Each party shall have the right to review the other party’s press release relating to this Amendment prior to the release of any such press release.

[signatures follow]

IN WITNESS WHEREOF, each of the Parties has executed and delivered this Amendment to Asset Sale Agreement as of the date first above written.

ACCESS PHARMACEUTICALS, INC.

By: /s/ Stephen B. Thompson   Name: Stephen B. Thompson
Title: Vice President, Chief Financial  Officer

ULURU, INC.

By: /s/ Kerry P. Gray
Name: Kerry P. Gray
Title: President, Chief Executive  Officer